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                                                                    EXHIBIT 99.1


                                                         NEWS RELEASE


      INTEGRATED ELECTRICAL SERVICES RECEIVES WAIVER ON ITS CREDIT FACILITY

         HOUSTON - SEPTEMBER 1, 2004 - Integrated Electrical Services, Inc. (NYSE: IES) today announced the amendment of its $175 million credit facility led by Bank One, NA as administrative agent. The lenders under the facility, consisting of a $50 million term loan and $125 million revolving line of credit, have approved an amendment effective August 16, 2004, waiving IES' requirement to provide certified financial reporting documents for the fiscal third quarter. This waiver is effective until the earlier of December 15, 2004 or the date IES receives notice from either the trustee or 25% of the holders of its senior subordinated notes that a default has occurred. At this time, IES has not received any notice that a default has occurred. In the event IES does receive such notice, the company will have 30 days to obtain a waiver from its subordinated note holders to resolve any default.

         The amendment to the credit facility also reduces the borrowing base calculation; however, only during the period prior to the time the company files its fiscal 2004 Third Quarter Report on Form 10-Q. IES believes that the new borrowing base in conjunction with available cash provides adequate liquidity until the company can file its fiscal 2004 Third Quarter Report on Form 10-Q. In addition, the amendment limits acquisitions based upon the financial performance of the company and states that a default under the company's indemnity agreement with its surety bond provider would result in a default under the credit facility. The company is currently in compliance with the requirements of its surety bond provider. A copy of the amendment to the company's credit facility will be filed September 1, 2004 on Form 8-K with the Securities and Exchange Commission (SEC).

         The company currently anticipates that its delayed Third Quarter Report on Form 10-Q will be filed concurrently with the filing of its year-end financial statements.

         Integrated Electrical Services, Inc. is the leading national provider of electrical solutions to the commercial and industrial, residential and service markets. The company offers electrical


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system design and installation, contract maintenance and service to large and small customers, including general contractors, developers and corporations of all sizes.



This press release includes certain statements, including statements relating to the Company's expectations of its future operating results that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's expectations and involve risks and uncertainties that could cause the Company's actual results to differ materially from those set forth in the statements. Such risks and uncertainties include, but are not limited to, the inherent uncertainties relating to estimating future results, potential consequences of late filing of the Company's quarterly report on Form 10-Q and associated defaults under the Company's debt, potential difficulty in addressing material weaknesses in the Company's accounting that have been identified the Company by its independent auditors, the possible need for a restatement of prior year periods if amounts are determined to be material, litigation risks and uncertainties, fluctuations in operating results because of downturns in levels of construction, incorrect estimates used in entering into and executing contracts, difficulty in managing the operation of existing entities, the high level of competition in the construction industry, changes in interest rates, general level of the economy, increases in the level of competition from other major electrical contractors, increases in cost of labor, steel, copper and gasoline, availability and costs of obtaining surety bonds required for certain projects, loss of key personnel, difficulty in integrating new types of work into existing subsidiaries, errors in estimating revenues and percentage of completion on contracts, and weather and seasonality. The foregoing and other factors are discussed and should be reviewed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended September 30, 2003.